UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. __)

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Lions Gate Entertainment Corp.

(Name of Registrant as Specified In Its Charter)

Carl C. Icahn

Brett Icahn

Icahn Partners LP

Icahn Partners Master Fund LP

Icahn Partners Master Fund II LP

Icahn Partners Master Fund III LP

Icahn Fund S.à r.l.

Daazi Holding B.V.

7508921 Canada Inc.

High River Limited Partnership

Hopper Investments LLC

Barberry Corp.

Icahn Onshore LP

Icahn Offshore LP

Icahn Capital LP

IPH GP LLC

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Beckton Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 23, 2010, Carl C. Icahn issued a press release. It is attached hereto as Exhibit 1 and is incorporated herein.

ON APRIL 20, 2010, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF VOTES AGAINST THE POISON PILL RESOLUTION BY CARL C. ICAHN, BRETT ICAHN, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, ICAHN FUND S.À R.L., DAAZI HOLDING B.V., 7508921 CANADA INC., HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, ICAHN CAPITAL LP, IPH GP LLC, ICAHN ENTERPRISES HOLDINGS L.P., ICAHN ENTERPRISES G.P. INC. AND BECKTON CORP. (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE SHAREHOLDERS OF LIONS GATE ENTERTAINMENT CORP. AT ITS SPECIAL MEETING OF SHAREHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS THEREIN. THE DEFINITIVE PROXY STATEMENT WAS MAILED TO SHAREHOLDERS OF LIONS GATE ENTERTAINMENT CORP. AND IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV AND ON SEDAR AT WWW.SEDAR.COM OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT 1-800-290-6427.

EXHIBIT 1

FOR IMMEDIATE RELEASE

LEADING INDEPENDENT PROXY ADVISORY FIRM RISKMETRICS GROUP RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE POISON PILL ADOPTED BY THE BOARD OF DIRECTORS OF LIONS GATE ENTERTAINMENT

New York, New York, April 23, 2010

Contact: Susan Gordon (212) 702-4309

Carl C. Icahn today announced that RiskMetrics Group, Inc. (formerly Institutional Shareholder Services or ISS), the leading independent proxy advisory firm, has recommended that shareholders of Lions Gate Entertainment Corp. vote “AGAINST” the Poison Pill adopted by Lions Gate’s board of directors.

In its report published on April 22, 2010, RiskMetrics stated that Lions Gate’s poison pill “(i) does not permit partial bids and therefore precludes shareholders from accepting a takeover bid that would otherwise qualify as a permitted bid; (ii) grants the board’s discretion to increase the plan triggering threshold which may permit defensive issue of securities to be made to a person that the board favours over an offeror; (iii) makes references to “Derivative Contracts”, and as a result, the Receiving Party of a “Derivative Contract” may be deemed to beneficially own securities that it has no right to acquire; (iv) inappropriately carves out the offeror’s votes for approval of the plan under the unique circumstances; (iv) contains certain other key definitions that do not meet “new generation” guidelines. On the basis of the foregoing, the plan does not warrant support.”1

Carl C. Icahn reacted to RiskMetrics’ recommendation by commenting: “I am pleased to see that RiskMetrics recognizes that shareholders should have the right to decide for themselves whether they wish to participate in our tender offer – without being impeded by entrenchment devices such as poison pills. Based on their report, it is clear that they conducted a thorough review of the company and the numerous factors involved in the current situation. The fact that they concluded, and recommended, that Lions Gate shareholders should vote AGAINST the Poison Pill is very good news for all shareholders.”

As we have stated numerous times before, we believe the “voting” process mandated by Lions Gate’s board of directors for the upcoming special meeting of shareholders on May 4, 2010 is flawed in many respects. The Poison Pill as originally adopted by Lions Gate’s board was a blatant attempt at unfair gerrymandering because it provided that the votes attached to our shares would NOT be counted while the votes attached to shares held by those who are promoting the Pill (the executive officers and directors of Lions Gate – who have divergent interests in the outcome of the vote) WOULD be counted. Yesterday’s report by RiskMetrics correctly called the board out for this impropriety. In a last ditch effort to salvage the Pill, the board today announced certain amendments to the Pill. This changes nothing. The Pill and the “voting” process are still gravely deficient

[1]	Permission to use this quote was neither sought nor obtained (emphasis added).

and unfair. The board has intentionally structured the special meeting so as to maximize the likelihood that the views of the board will be imposed on those Lions Gate shareholders who would otherwise tender their shares in our offer. In particular, because the board fixed the record date for the special meeting as of March 23, 2010, there are many Lions Gate shareholders who acquired their shares after the record date who will not be eligible to vote their shares at the meeting. Accordingly, Lions Gate shareholders who, absent the Poison Pill, would otherwise be free to tender their shares in our offer, will be excluded from voting at the meeting. These shareholders will therefore have no voice in deciding whether the Pill remains in place – notwithstanding that the function of the Pill is to deprive them of the ability to tender their shares in our offer. We have applied to the British Columbia Securities Commission for an order terminating the effect of the Poison Pill, and that application will be heard by the Commission on April 26, 2010.

Although we believe the “voting” process mandated by Lions Gate’s board of directors is unfair, we nevertheless urge you – whether or not you intend to tender your shares into our offer – to VOTE AGAINST THE POISON PILL!

The Icahn Group’s offer to purchase up to all of the outstanding common shares of Lions Gate for $7.00 per share in cash is open for acceptance until 8:00 p.m., New York City time, on April 30, 2010, unless extended or withdrawn. The complete terms and conditions of the tender offer are set forth in the Offer to Purchase dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010 and the Notice of Variation dated April 16, 2010.

Shareholders with questions about the tender offer may call D.F. King & Co., Inc., the Information Agent, toll-free at 800-859-8511 (banks and brokers call 212-269-5550).

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE NOR A SOLICITATION FOR ACCEPTANCE OF THE OFFER DESCRIBED ABOVE. THE OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE DATED MARCH 1, 2010, AS AMENDED BY THE NOTICE OF VARIATION AND EXTENSION DATED MARCH 19, 2010 AND THE NOTICE OF VARIATION AND CHANGE IN INFORMATION DATED APRIL 16, 2010 THAT THE ICAHN GROUP DISTRIBUTED TO HOLDERS OF COMMON SHARES AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) AS EXHIBITS TO ITS AMENDED SCHEDULE TO AND WITH THE CANADIAN SECURITIES AUTHORITIES ON SEDAR. HOLDERS OF COMMON SHARES SHOULD READ CAREFULLY THE OFFER TO PURCHASE, THE NOTICE OF VARIATION AND EXTENSION AND THE NOTICE OF VARIATION AND CHANGE IN INFORMATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE OFFER. HOLDERS OF COMMON SHARES MAY OBTAIN A FREE COPY OF THE AMENDED SCHEDULE TO, THE OFFER TO PURCHASE, THE NOTICE OF VARIATION AND EXTENSION, THE NOTICE OF VARIATION AND CHANGE IN INFORMATION AND OTHER DOCUMENTS THAT THE ICAHN GROUP WILL BE FILING (1) WITH THE SEC AT THE SEC’S WEB SITE AT WWW.SEC.GOV AND (2) WITH THE CANADIAN SECURITIES AUTHORITIES ON SEDAR AT WWW.SEDAR.COM.

ON APRIL 20, 2010, CARL C. ICAHN AND HIS AFFILIATES FILED A DEFINITIVE PROXY STATEMENT WITH THE SEC RELATED TO THE SOLICITATION OF VOTES AGAINST THE POISON PILL RESOLUTION FROM THE SHAREHOLDERS OF LIONS GATE ENTERTAINMENT CORP. (“LIONS GATE”) AT ITS SPECIAL MEETING OF SHAREHOLDERS SCHEDULED FOR MAY 4, 2010. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF VOTES AGAINST THE POISON PILL RESOLUTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS THEREIN. THE DEFINITIVE PROXY STATEMENT WAS MAILED TO SHAREHOLDERS OF LIONS GATE AND IS AVAILABLE AT NO CHARGE AT WWW.DFKING.COM/LIONSGATE, AT THE SEC’S WEB SITE AT WWW.SEC.GOV, AND ON SEDAR AT WWW.SEDAR.COM, OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT 1-800-290-6427.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE SHAREHOLDERS OF LIONS GATE FOR USE AT ITS ANNUAL GENERAL MEETING, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF LIONS GATE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV AND ON SEDAR AT WWW.SEDAR.COM. INFORMATION RELATING TO PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE AMENDED SCHEDULES TO FILED WITH THE SEC AND ON SEDAR ON MARCH 19, 2010 AND APRIL 16, 2010.